                    METROPOLITAN TOWER LIFE INSURANCE COMPANY

--------------------------------------------------------------------------------
                               MERGER ENDORSEMENT
--------------------------------------------------------------------------------

This Endorsement is made part of and should be kept with your policy, contract or certificate.

Effective [April 27, 2018], GENERAL AMERICAN LIFE INSURANCE COMPANY was merged into METROPOLITAN TOWER LIFE INSURANCE COMPANY.

The following changes are made to your policy, contract or certificate:

     o All references to "General American Life Insurance Company" on any policy, contract, certificate or form are from this date forward changed to "Metropolitan Tower Life Insurance Company".

     o    Any references to "Missouri" are replaced by "Nebraska".

     o    The new Home Office address is as set forth below.

All other terms, conditions or benefits will remain unchanged.

Metropolitan Tower Life Insurance Company is responsible for all benefits payable under your policy, contract or certificate. Your rights are not affected.

METROPOLITAN TOWER LIFE INSURANCE COMPANY
Home Office:
[5601 South 59th Street
Lincoln, Nebraska 68516]
[1-800-METLIFE]


                                    METROPOLITAN TOWER LIFE INSURANCE COMPANY
                                              [LOGO OF SIGNITURE]
                                                   Secretary

8-E136-17